UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 15, 2017

Tesla, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34756	91-2197729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Deer Creek Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 681-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwritten Public Offering of Common Stock

On March 16, 2017, Tesla, Inc. (the “Company”) entered into an underwriting agreement (the “Common Stock Underwriting Agreement”) with Goldman, Sachs & Co., Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, as representatives of the underwriters (the “Underwriters”) to issue and sell 1,335,878 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company in a public offering pursuant to a Registration Statement on Form S-3 (File No. 333-211437) (the “Registration Statement”) and a related prospectus, including the related prospectus supplement, filed with the Securities and Exchange Commission (the “Common Stock Offering”). In addition, the Company granted the Underwriters an option to purchase, for a period of 30 calendar days from March 16, 2017, up to an additional 200,381 shares of Common Stock. The Company estimates that the net proceeds from the Common Stock Offering will be approximately $347.4 million, or approximately $399.6 million if the Underwriters exercise in full their option to purchase the additional shares of Common Stock, after deducting underwriting discounts and estimated offering expenses. The Common Stock Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Underwritten Public Offering of 2.375% Convertible Senior Notes due March 15, 2022

On March 16, 2017, the Company entered into an underwriting agreement (the “Note Underwriting Agreement”) with the Underwriters to issue and sell $850.0 million aggregate principal amount of 2.375% Convertible Senior Notes due March 15, 2022 (the “Notes”) in a public offering pursuant to the Registration Statement and a related prospectus, including the related prospectus supplement, filed with the Securities and Exchange Commission (the “Note Offering”). In addition, the Company granted the Underwriters an option to purchase, for a period of 30 calendar days from March 16, 2017, up to an additional $127.5 million aggregate principal amount of Notes solely to cover over-allotments. The Company estimates that the net proceeds from the Note Offering will be approximately $839.8 million, or approximately $965.9 million if the Underwriters exercise in full their option to purchase the additional Notes, after deducting underwriting discounts and estimated offering expenses. The Note Underwriting Agreement is filed as Exhibit 1.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The Notes will be issued pursuant to a supplemental indenture to be entered into supplementing the Indenture, dated May 22, 2013, by and between the Company and U.S. Bank, National Association, as trustee.

Item 3.03	Material Modification to Rights of Security Holders

On March 15, 2017, in connection with the Common Stock Offering and the Note Offering, the Company and the holders of at least the minimum number of shares of securities of the Company required to waive certain registration rights under the Company’s investors’ rights agreement waived their registration rights thereunder related to the Common Stock Offering and the Note Offering. A copy of the waiver is attached hereto as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Common Stock Underwriting Agreement, dated as of March 16, 2017, by and among Tesla, Inc. Goldman, Sachs & Co., Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, as representatives of the underwriters.

1.2	Note Underwriting Agreement, dated as of March 16, 2017, by and among Tesla, Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, as representatives of the underwriters.

4.1	Waiver to Fifth Amended and Restated Investors’ Rights Agreement, dated as of March 15, 2017, between Tesla, Inc. and certain holders of the capital stock of Tesla, Inc. named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA, INC.

By:	/s/ Deepak Ahuja
Name: Title:	Deepak Ahuja Chief Financial Officer

Date: March 17, 2017

EXHIBIT INDEX

Exhibit No.	Description

1.1	Common Stock Underwriting Agreement, dated as of March 16, 2017, by and among Tesla, Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, as representatives of the underwriters.

1.2	Note Underwriting Agreement, dated as of March 16, 2017, by and among Tesla, Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, as representatives of the underwriters.

4.1	Waiver to Fifth Amended and Restated Investors’ Rights Agreement, dated as of March 15, 2017, between Tesla, Inc. and certain holders of the capital stock of Tesla, Inc. named therein.